CONSULTING AGREEMENT

THIS AGREEMENT is dated for reference the 21st day of January, 2008.

BETWEEN:

BIOSHAFT WATER TECHNOLOGY, INC., a corporation organized under the laws of the State of Nevada, having an office at 5927 Balfour Court, Suite 201, Carlsbad, California 92008

(the "Company")

AND:

TOM HOUSTON, an individual, having an address at 142 Convoy Street, Playa del Rey, California 90293

(the "Consultant")

WHEREAS:

A. The Company is engaged in the business (the "Business") of designing and manufacturing sewage treatment plants (the "Products");

B. The Consultant has experience and expertise in the Business and in particular in the marketing of the Products; and

C. The Company wishes to retain the services of the Consultant and the Consultant has agreed to provide his services to the Company upon the terms and conditions herein set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
APPOINTMENT AND AUTHORITY OF CONSULTANT

1.1 Appointment of Consultant. The Company shall retain the Consultant to carry out the services, and the Consultant shall provide the services, set out in Schedule "A" attached hereto (the "Services").

1.2 Performance of Services. The Consultant shall provide the Services on the basis of the following terms and conditions:

(a) the Consultant shall report directly to the Chief Executive Officer and/or President of the Company;

(b) the Consultant shall faithfully, honestly and diligently serve the Company and cooperate with the Company and utilize maximum professional skill and care to ensure that all services rendered hereunder, including the Services, are to the satisfaction of the Company, acting reasonably, and the Consultant shall provide any other services not specifically mentioned herein, but which by reason of the Consultant's capability the Consultant knows or ought to know to be necessary to ensure that the best interests of the Company are maintained; and

(c) the Company shall report the results of the Consultant's duties hereunder as may be requested by the Company from time to time.

1.3 Authority of Consultant. The Consultant shall have no right or authority, express or implied, to commit or otherwise obligate the Company in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Company.

1.4 Independent Consultant. In performing the Services, the Consultant shall be an independent contractor and not an employee or agent of the Company, except that the Consultant shall be the agent of the Company solely in circumstances where the Consultant is required to be an to carry out its obligations hereunder. Nothing in this Agreement shall be deemed to require the Consultant to provide the Services exclusively to the Company and the Consultant hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Consultant's behalf and the Consultant or any of its agents shall not be entitled to the fringe benefits provided by the Company to its employees.

1.5 Assignment and Subcontracting. Neither this Agreement or any benefit or interest granted by it may be assigned by the Consultant without the prior written consent of the Company. The Consultant may not subcontract all or any portion of the Services to be provided hereunder, without the prior written consent of the Company,

ARTICLE 2
CONTRACTOR'S AGREEMENTS

2.1 Expense Statements. The Consultant may incur expenses in the name of the Company as agreed in advance in writing by the Company; provided, that such expenses relate solely to the provision of the Services. The Consultant shall immediately forward all invoices for expenses incurred on behalf of and in the name of the Company and the Company shall pay said invoices directly on a timely basis. The Consultant shall obtain prior approval from the Company in writing for any individual expense incurred in any given month by the Consultant in connection with the provision of the Services.

2.2 Regulatory Compliance. The Consultant shall comply with all applicable securities legislation and regulatory policies in relation to providing the Services, including, without limitation, United States securities laws (in particular, Regulation FD) and the policies of the United States Securities and Exchange Commission (the "SEC").

2.3 Prohibition Against Insider Trading. The Consultant hereby acknowledges that the Consultant is aware (and further agrees that the Consultant shall advise those of its directors,

officers, employees and agents who may have access to Confidential Information, as applicable) that United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

ARTICLE 3
COMPANY'S AGREEMENTS

3.1 Stock Options. As compensation for the Services rendered by the Consultant, the Company shall issue to the Consultant options to purchase an aggregate of 150,000 shares (the "Compensation Shares") of common stock in the capital of the Company (the "Options"; the Compensation Shares and the Options, collectively the "Securities") at an exercise price of $0.50 per share. The Options shall vest in six (6) instalments, as follows:

Number of Months Following Date of Grant	Percentage of Total Option Vested
6	16⅔%
12	33⅓%
18	50%
24	66⅔%
30	83⅓%
36	100%

3.2 Stock Option Plan. The Options shall be subject in all respects to the terms of the stock option plan of the Company, in effect and as amended from time to time (the "Stock Option Plan"). In the event of a conflict between the terms of this Agreement and the terms of the Stock Option Plan, the terms of the Stock Option Plan shall prevail. All of the Options will expire on the fifth anniversary of the date that they are granted or on such earlier date as may be provided in the Stock Option Plan. Notwithstanding any other provision of this Agreement, upon the termination of this Agreement for any reason whatsoever, all unvested options shall immediately vest; provided, that if this Agreement is terminated by the Company pursuant to the provisions of Section 4.2 hereof, then all unexercised Options, whether vested or unvested, shall expire immediately.

ARTICLE 4
DURATION, TERMINATION AND DEFAULT

4.1 Effective Date. The provision of the Services by the Consultant to the Company shall commence on January 21, 2008 (the "Effective Date"), and shall continue for a period of 36

months from such date to terminate on December 1, 2010 (the "Term"), subject to earlier termination of this Agreement as set forth herein.

4.2 Termination without Cause. The Company may terminate this Agreement without cause by giving the Consultant not less than 30 days written notice of such termination.

4.3 Termination for Cause. Without prejudicing any other rights that the Company may have hereunder or at law or in equity, the Company may terminate this Agreement immediately upon delivery of written notice to the Consultant if:

(a) the Consultant breaches Section 2.2 of this Agreement;

(b) the Consultant breaches any other material term of this Agreement and such breach is not cured to the reasonable satisfaction of the Company within 30 days after written notice describing the breach in reasonable detail is delivered to the Consultant;

(c) the Company acting reasonably determines that the Consultant has acted, is acting or is likely to act in a manner detrimental to the Company or has violated or is likely to violate the confidentiality of any information as provided for in this Agreement;

(d) the Consultant is unable or unwilling to provide the Services under this Agreement, or

(e) the Consultant commits fraud, serious neglect or misconduct in the discharge of the Services.

4.4 Duties Upon Termination. Upon termination of this Agreement for any reason whatsoever, the Consultant shall upon receipt of all sums due and owing, promptly deliver the following in accordance with the directions of the Company:

(a) a final accounting, reflecting the balance of expenses incurred on behalf of the Company as of the date of termination; and

(b) all documents pertaining to the Company or this Agreement, including without limitation, all books of account, correspondence and contracts; provided, that the Consultant shall be entitled thereafter to inspect, examine and copy all of the documents which it delivers in accordance with this provision at all reasonable times upon three (3) days' notice to the Company.

4.5 Compensation of Consultant on Termination. Upon termination of this Agreement, the Consultant shall be entitled to receive as its full and sole compensation in discharge of obligations of the Company to the Consultant under this Agreement all sums due and payable under this Agreement to the date of termination and the Consultant shall have no right to receive any further payments; provided, however, that the Company shall have the right to offset against any payment owing to the Consultant under this Agreement any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of the Consultant, to the extent such right has not been waived by the Company.

ARTICLE 5
CONFIDENTIALITY

5.1 Maintenance of Confidential Information. The Consultant acknowledges that in the course of its appointment hereunder the Consultant shall, either directly or indirectly, have access to and be entrusted with information (whether oral, written or by inspection) relating to the Company or its respective affiliates, associates or customers (the "Confidential Information"). For the purposes of this Agreement, Confidential Information includes, without limitation, any and all Developments (as defined hereinafter), trade secrets, inventions, innovations, techniques, processes, formulas, drawings, designs, products, systems, creations, improvements, documentation, data, specifications, technical reports, customer lists, supplier lists, distributor lists, distribution channels and methods, retailer lists, reseller lists, employee information, financial information, sales or marketing plans, competitive analysis reports and any other thing or information whatsoever, whether copyrightable or uncopyrightable or patentable or unpatentable. The Consultant acknowledges that the Confidential Information constitutes a proprietary right, which the Company is entitled to protect. Accordingly the Consultant covenants and agrees that during the Term and thereafter until such time as all the Confidential Information becomes publicly known and made generally available through no action or inaction of the Consultant, the Consultant shall keep in strict confidence the Confidential Information and shall not, without prior written consent of the Company in each instance, disclose, use or otherwise disseminate the Confidential Information, directly or indirectly, to any third party.

5.2 Exceptions. The general prohibition contained in Section 5.1 against the unauthorized disclosure, use or dissemination of the Confidential Information shall not apply in respect of any Confidential Information that:

(a) is available to the public generally in the form disclosed;

(b) becomes part of the public domain through no fault of the Consultant;

(c) is already in the lawful possession of the Consultant at the time of receipt of the Confidential Information; or

(d) is compelled by applicable law to be disclosed, provided that the Consultant gives the Company prompt written notice of such requirement prior to such disclosure and provides assistance in obtaining an order protecting the Confidential Information from public disclosure.

5.3 Developments. Any information, data, work product or any other thing or documentation whatsoever which the Consultant, either by itself or in conjunction with any third party, conceives, makes, develops, acquires or acquires knowledge of during the Consultant's appointment with the Company or which the Consultant, either by itself or in conjunction with any third party, shall conceive, make, develop, acquire or acquire knowledge of (collectively the "Developments") during the Term or at any time thereafter during which the Consultant is engaged by the Company that is related to the Business shall automatically form part of the Confidential Information and shall become and remain the sole and exclusive property of the Company. Accordingly, the Consultant does hereby irrevocably, exclusively and absolutely assign, transfer and convey to the Company in perpetuity all worldwide right, title and interest in and to any and all Developments and other rights of whatsoever nature and kind in or arising from or pertaining to all such Developments created or produced by the Consultant during the

course of performing this Agreement, including, without limitation, the right to effect any registration in the world to protect the foregoing rights. The Company shall have the sole, absolute and unlimited right throughout the world, therefore, to protect the Developments by patent, copyright, industrial design, trademark or otherwise and to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Developments, in whole or in part, or combine the Developments with any other matter, or not use the Developments at all, as the Company sees fit.

5.4 Protection of Developments. The Consultant does hereby agree that, both before and after the termination of this Agreement, the Consultant shall perform such further acts and execute and deliver such further instruments, writings, documents and assurances (including, without limitation, specific assignments and other documentation which may be required anywhere in the world to register evidence of ownership of the rights assigned pursuant hereto) as the Company shall reasonably require in order to give full effect to the true intent and purpose of the assignment made under Section 5.3 hereof. If the Company is for any reason unable, after reasonable effort, to secure execution by the Consultant on documents needed to effect any registration or to apply for or prosecute any right or protection relating to the Developments, the Consultant hereby designates and appoints the Company and its duly authorized officers and agents as the Consultant's agent and attorney to act for and in the Consultant's behalf and stead to execute and file any such document and do all other lawfully permitted acts necessary or advisable in the opinion of the Company to effect such registration or to apply for or prosecute such right or protection, with the same legal force and effect as if executed by the Consultant.

5.5 Non-Solicitation. During the Term of this Agreement and for a period of 12 months from the date of termination of this Agreement for any reason whatsoever, unless expressly consented to by the Company, the Consultant shall not solicit or entice, or attempt to solicit or entice, either directly or indirectly, any: supplier, contractor, consultant, employee, customer, investor or prospective investor of the Company, as at the date of termination of this Agreement, to become a supplier, contractor, consultant, employee, customer, or investor of any business or enterprise that competes with the Company. This paragraph shall survive termination of this Agreement for any reason whatsoever .

5.6 Remedies. The parties hereto acknowledge and agree that any violation or threatened violation by the Consultant of any of the provisions contained in this Article 5 shall result in immediate and irreparable damage to the Company and that the Company could not adequately be compensated for such damage by monetary award alone. Accordingly, the Consultant agrees that in the event of any such violation or threatened violation, the Company shall, in addition to any other remedies available to the Company at law or in equity, be entitled as a matter of right to apply to such relief by way of restraining order, temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

5.7 Reasonable Restrictions. The Consultant agrees that all restrictions in this Article 5 are reasonable and valid, and all defences to the strict enforcement thereof by the Company are hereby waived by the Consultant.

ARTICLE 6
PRIVATE PLACEMENT OF COMPENSATION SHARES

6.1 Documents Required from Consultant. The Consultant shall complete, sign and return to the Company as soon as possible, on request by the Company, such additional documents, notices and undertakings as may be required by regulatory authorities and applicable law.

6.2 Acknowledgements of Consultant The Consultant acknowledges and agrees that:

(a) the Consultant agrees and acknowledges that none of the Compensation Shares have been registered under the Securities Act of 1933 (the "1933 Act") or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to "U.S. Persons" (as that term is defined in Regulation S under the 1933 Act), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws.

(b) the Consultant has not acquired the Compensation Shares as a result of, and shall not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Compensation Shares; provided, however, that the Consultant may sell or otherwise dispose of any of the Compensation Shares pursuant to registration thereof under the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(c) the Compensation Shares shall be subject in the United States to a one (1) year hold period from the date of issuance of the Compensation Shares unless such Compensation Shares are registered with the SEC;

(d) the decision to execute this Agreement and purchase the Compensation Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company other than those made by the Company in the information the Company has filed with the SEC;

(e) it shall indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened)

arising out of or based upon any representation or warranty of the Consultant contained herein or in any document furnished by the Consultant to the Company in connection herewith being untrue in any material respect or any breach or failure by the Consultant to comply with any covenant or agreement made by the Consultant to the Company in connection therewith;

(f) the issuance and sale of the Compensation Shares to the Consultant shall not be completed if it would be unlawful, or if, in the discretion of the Company acting reasonably, it would not be in the best interests of the Company;

(g) the Compensation Shares are not listed on any stock exchange or subject to quotation and no representation has been made to the Consultant that the Compensation Shares shall become listed on any other stock exchange or subject to quotation on any other quotation system except that market makers are currently making markets in the Company's common stock on the OTC Bulletin Board;

(h) neither the SEC nor securities commission or similar regulatory authority has reviewed or passed on the merits of the Compensation Shares;

(i) there is no government or other insurance covering the Compensation Shares;

(j) there are risks associated with an investment in the Compensation Shares, including the risk that the Consultant could lose all of its investment;

(k) the Consultant and the Consultant's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the distribution of the Compensation Shares hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(l) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Consultant during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Compensation Shares hereunder have been made available for inspection by the Consultant, the Consultant's lawyer and/or advisor(s);

(m) the Company shall refuse to register any transfer of the Compensation Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act;

(n) the statutory and regulatory basis for the exemption claimed for the offer of the Compensation Shares, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the 1933 Act; and

(o) the Consultant has been advised to consult the Consultant's own legal, tax and other advisors with respect to the merits and risks of an investment in the Compensation Shares and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Consultant is resident in connection with the distribution of the Compensation Shares hereunder, and

(ii) applicable resale restrictions.

6.3 Representations, Warranties and Covenants of the Consultant. The Consultant hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the termination of this Agreement for any reason whatsoever) that:

(a) the Consultant is resident in the jurisdiction set out on the first page of this Agreement;

(b) the Consultant is acquiring the Compensation Shares as principal for investment only and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part;

(c) the Consultant understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state securities laws;

(d) the Consultant has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Consultant is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Agreement on behalf of the Consultant;

(e) the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Consultant, or of any agreement, written or oral, to which the Consultant may be a party or by which the Consultant is or may be bound;

(f) the Consultant has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Consultant enforceable against the Consultant;

(g) the Consultant has received and carefully read this Agreement;

(h) the Consultant: (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity

in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(i) the Consultant has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company;

(j) the Consultant understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations, warranties, covenants and agreements contained in this Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Consultant shall promptly notify the Company;

(k) the Consultant is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

(l) the Consultant is purchasing the Compensation Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Compensation Shares, and the Consultant has not subdivided his interest in the Compensation Shares with any other person;

(m) the Consultant is not an underwriter of, or dealer in, the shares of the Company's common stock, nor is the Consultant participating, pursuant to a contractual agreement or otherwise, in the distribution of the Compensation Shares;

(n) the Consultant has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Consultant's decision to invest in the Securities and the Company;

(o) if the Consultant is acquiring the Compensation Shares as a fiduciary or agent for one or more investor accounts, the Consultant has sole investment discretion with respect to each such account, and the Consultant has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

(p) the Consultant is not aware of any advertisement of any of the Compensation Shares and is not acquiring the Compensation Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(q) no person has made to the Consultant any written or oral representations:

(i) that any person will resell or repurchase any of the Securities,

(ii) that any person will refund the purchase price of any of the Securities,

(iii) as to the future price or value of any of the Securities, or

(iv) that any of the Compensation Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Compensation Shares of the Company on any stock exchange or automated dealer quotation system, except that currently certain market makers make market in the shares of the Company's common stock on the OTC Bulletin Board.

6.4 Legending of Compensation Shares. The Consultant hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Compensation Shares shall bear a legend in substantially the following form:

> NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

6.5 Notation in Records. The Consultant hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

ARTICLE 7
MISCELLANEOUS

7.1 Notices. All notices required or allowed to be given under this Agreement shall be made either personally by delivery to or by facsimile transmission to the address as hereinafter set forth or to such other address as may be designated from time to time by such party in writing:

(a) in the case of the Company, to:

5927 Balfour Court, Suite 201
Carlsbad, California 92008

Attention: President

Fax No.: (760) 603-9527

with a copy to:

Clark Wilson LLP
Barristers & Solicitors LLP
800 – 885 West Georgia Street
Vancouver, BC V6C 3H1
Canada

Attention: Jonathan C. Lotz

Fax No.: (604) 687-6314

(b) and in the case of the Consultant to:

142 Convoy Street
Playa del Rey, California 90293

Telephone No: (310) 500-9043
Fax No.: (310) 821-4647

7.2 Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

7.3 Entire Agreement. As of from the date hereof, any and all previous agreements, written or oral between the parties hereto or on their behalf relating to the appointment of the Consultant by the Company are null and void. The parties hereto agree that they have expressed herein their entire understanding and agreement concerning the subject matter of this Agreement and it is expressly agreed that no implied covenant, condition, term or reservation or prior representation or warranty shall be read into this Agreement relating to or concerning the subject matter hereof or any matter or operation provided for herein.

7.4 Further Assurances. Each party hereto shall promptly and duly execute and deliver to the other party such further documents and assurances and take such further action as such other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

7.5 Waiver. No provision hereof shall be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement shall not be construed as a waiver of a further breach of the same provision.

7.6 Amendments in Writing. No amendment, modification or rescission of this Agreement shall be effective unless set forth in writing and signed by the parties hereto.

7.7 Severability. In the event that any provision contained in this Agreement shall be declared invalid, illegal or unenforceable by a court or other lawful authority of competent

jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

7.8 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

7.9 Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

7.10 Time. Time shall be of the essence of this Agreement. In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a business day. For the purposes of this Agreement, "business day" means a day which is not Saturday or Sunday or a statutory holiday in the State of California.

7.11 Enurement. This Agreement is intended to bind and enure to the benefit of the Company, its successors and assigns, and the Consultant and the personal legal representatives of the Consultant.

7.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

7.13 Currency. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

7.14 Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy shall be deemed to be execution and delivery of this Agreement as of the effective date of this Agreement.

7.15 Proper Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties hereby attorn to the jurisdiction of the Courts in the State of California.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BIOSHAFT WATER TECHNOLOGY, INC.

Per: [signature]
Name: CEO
Title:

[signature] 1-18-08
TOM HOUSTON

jurisdiction, such provision shall be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which shall continue to have full force and effect.

7.8 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

7.9 Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

7.10 Time. Time shall be of the essence of this Agreement. In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a business day. For the purposes of this Agreement, "business day" means a day which is not Saturday or Sunday or a statutory holiday in the State of California.

7.11 Enurement. This Agreement is intended to bind and enure to the benefit of the Company, its successors and assigns, and the Consultant and the personal legal representatives of the Consultant.

7.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument.

7.13 Currency. Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

7.14 Electronic Means. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy shall be deemed to be execution and delivery of this Agreement as of the effective date of this Agreement.

7.15 Proper Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties hereby attorn to the jurisdiction of the Courts in the State of California.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BIOSHAFT WATER TECHNOLOGY, INC.

Per: ______________________

Name:
Title:

[signature] 1-18-08

TOM HOUSTON

SCHEDULE A

Services

It is hereby also acknowledged and agreed that the Consultant shall provide the following specific consulting services to the Company as indicated below, or to any of the Company's respective subsidiaries, as the case may be, and as may be determined by the board of directors of the Company, from time to time, in its sole and absolute discretion, and in conjunction with the corporate development of the Company's various business interests subject, at all times, to the direction of the board of directors, namely:

(a) to serve on the advisory board for the Company's Board of Directors;

(b) assist the Company in establishing its long-term goals and contribute to the development and evaluation of the Company's strategic plan;

(c) assist the Company to identify key areas where it has a competitive advantage or strength upon which to build;

(d) advocate on behalf of the Company in its efforts to build partnerships and secure financial resources, governmental support and relationships with a national spectrum of influential leaders;

(e) ask probing questions that ensure a long-term perspective on decision making and progress toward the goals of the Company's strategic plan;

(f) preparation of market surveys and research reports for the sale of the Company's Products;

(g) market surveys for the investing public in respect of the Company's Products;

(h) sales lead generation for the Company's Products;

(i) assistance with road shows and group presentations;

(j) introduction to financing and merger candidates, for which a cash finder's fee may be payable (to be determined on a case-by-case basis);

(k) assistance in the liaison with and the setting up of all corporate alliances and regulatory associations for the Company, or for any of the Company's respective subsidiaries, as the case may be and as may be determined by the board of directors of the Company, from time to time, in its sole and absolute discretion, and in connection with the corporate development and maintenance of the Company's Business; and

(l) assistance in the negotiation and structuring of any proposed transaction which shall maximize the Company's interests in each subject transaction; provided, however, the Consultant shall not be required to act as a lender or underwriter of any financing of any such proposed transaction.